Exhibit 10.13

                   FIRST AMENDMENT TO THE OPERATING AGREEMENT
                               OF GEL TECH, L.L.C.

     This First Amendment (herein so called) to the Operating Agreement of Gel Tech, L.L.C. (the "Agreement") is entered into and made effective as of the 6th day of October, 2000 by and between Gum Tech International, Inc., a Utah business corporation ("Gum Tech") and BioDelivery Technologies, a California business corporations ("BDT"), and is based in part on the following facts:

RECITALS:

     WHEREAS, Gum Tech, BDT and Gel Tech entered into the Agreement on May 6, 1999, upon their execution thereof:

     WHEREAS, it has come to the attention of the parties that certain terms and conditions contained in the Agreement do not fairly and accurately reflect their agreement:

     WHEREAS, the parties hereto therefore deem it to be in their mutual best interest to prepare and execute this First Amendment to modify such version of the Agreement so that it comports to the parties' original understanding:

NOW, THEREFORE, in consideration of the mutual convenants and promises contained herein, the parties hereto agree the Agreement shall be amended as follows:

     1. Section 9.2 of the Agreement is hereby amended such that it reads in its entirety as follows:

"9.2 GUM TECH's OPTION TO ACQUIRE BDT's INTEREST. Notwithstanding any other provision of this Agreement, Gum Tech will have an option to purchase BDT's interest in the Company at Gum Tech's discretion. If Gum Tech exercises this option, Gum Tech either shall pay BDT in cash, issue BDT Gum Tech common stock or pay any combination of cash and Gum Tech common stock requested by BDT in its sole discretion in exchange for BDT's Interest in the Company. The fair market value of the shares of Gum Tech common stock to be issued to BDT, if any, shall equal the fair market value of BDT's interest in the Company at the time Gum Tech exercises its option. In the event BDT elects to accept any portion of the purchase price for its interest in shares of Gum Tech's common stock, Gum Tech promptly shall take any action necessary to register such shares, including, but not limited to, preparing and filing a Registration Statement in compliance with any and all applicable state and federal securities laws and the declaring or ordering the effectiveness of such Registration Statement. Gum Tech shall be solely responsible for any and all costs associated with registering the shares transferred to BDT. Prior to exercising its option hereunder, Gum Tech shall provide BDT with no less than one hundred twenty (120) days advance written notice of its intent to do so.

In order to determine the fair market value of BDT's interest, and following the expiration of the one hundred twenty (120) day notice period referenced in the immediately preceding paragraph, each Member shall appoint a qualified appraiser
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and both such appraisers jointly shall appoint a third appraiser. Each such appraiser independently shall determine the fair market value of BDT's interest. The fair market value of BDT's interest, for the purposes of this section 9.2 shall be determined by averaging the values calculated by these three (3) appraisers.

Notwithstanding the immediately preceding sentence, in the event Gum Tech elects to pursue the purchase of BDT's interest prior to the date upon which cumulative sales of the Company's products exceed $50,000,000.00, both Members must agree to the results of the calculation of fair market value of BDT's interest as set forth above. In the event Gum Tech elects to pursue the purchase of BDT's interest on or after the date upon which cumulative sales of the Company's products exceed $50,000,000.00, the results of the fair market calculation set forth above shall be conclusive and binding on the parties hereto.

Once the valuation is complete and in the event a purchase is to be consummated pursuant to this Section 9.2, BDT shall have 5 business days to determine the mix of cash and/or Gum Tech common stock it desires as payment of the purchase price. Closing of the sale then shall take place within forty-five (45) days after the date of BDT's determination. Gum Tech shall make payment of the purchase price in full at the Closing.

Each member shall be liable for 100% of the costs incurred for the appraisal conducted by the appraiser appointed by that Member and 50% of the costs incurred for the third party appraiser. The value of the shares of Gum Tech common stock to be issued to BDT in consideration for acquiring BDT's interest in the Company shall be determined by the average of the closing prices of Gum Tech's common stock for the ten (10) day period ending on the fifth calendar day prior to the date of the notice. In no event shall BDT have an option to acquire Gum Tech's interest in the Company under this Section 9.2."

     2. Except as expressly amended in Section 1 above, the balance of the Agreement shall remain in full force and effect as originally written.


                                    Gum Tech:

                                    GUM TECH INTERNATIONAL, INC.

                                    By:  _________________________________
                                    Its: _________________________________


                                    BDT:

                                    BIODELIVERY TECHNOLOGIES, INC.

                                    By:  _________________________________
                                    Its: _________________________________